Exhibit 1.1

EXECUTION VERSION

POCML7 INC.

AND

1564752 B.C. LTD.

AND

VERDERA ENERGY CORP.

AMALGAMATION AGREEMENT

November 25, 2025

AMALGAMATION AGREEMENT

THIS AMALGAMATION AGREEMENT made as of the 25th day of November 2025.

AMONG:

POCML7 INC., a company incorporated under the laws of Ontario and having a registered office at 130 King St. West, Suite 2210, Toronto, Ontario, M5X 1E4 (“POCML7”)

AND:

1564752 B.C. LTD., a company incorporated under the laws of British Columbia and having a registered office at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia V6C 2T8. (“SubCo”)

AND:

VERDERA ENERGY CORP., a company incorporated under the laws of British Columbia and having a registered office at Suite 1200 – 750 West Pender Street, Vancouver, British Columbia V6C 2T8 (“Verdera”)

WHEREAS:

A.	POCML7 and Verdera are parties to a binding letter agreement dated November 2, 2025 whereby the parties have agreed to complete a business combination;

B.	The board of directors of each of POCML7 and Verdera believe it is in the best interests of each corporation and its respective shareholders that POCML7 acquire Verdera through the statutory amalgamation of Verdera, pursuant to section 270 of the Business Corporations Act (British Columbia) (the “BCBCA”), with and into POCML7’s wholly owned subsidiary, SubCo (the “Amalgamation”);

C.	Pursuant to the Amalgamation and this Agreement, on completion of the Amalgamation all of the issued and outstanding Verdera Shares (as defined below) and Verdera Preferred Shares (as defined below) will be converted into Resulting Issuer Shares (as defined below) and Resulting Issuer Preferred Shares (as defined below) on the terms and condition set forth herein;

D.	The Amalgamation will constitute the “Qualifying Transaction” of Verdera under the TSX-V Policies (as defined below); and

E.	The Parties wish to carry out, among other things, the Amalgamation, in accordance with the terms and conditions set forth in this Agreement

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the above premises and of the covenants, agreements, representations, and warranties hereinafter contained, the parties agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following defined terms will have the meanings hereinafter set forth:

“Agreement”, “this Agreement”, “herein”, “hereby”, “hereof”, “hereunder”, and similar expressions mean or refer to this agreement and any amendments hereto.

“AmalCo” means the amalgamated corporation to be constituted upon completion of the Amalgamation.

“AmalCo Shares” means the common shares in the capital of AmalCo.

“Amalgamation” means has the meaning ascribed thereto in the preamble.

“Amalgamation Application” means the amalgamation application providing for the Amalgamation to be filed with the BC Registrar pursuant to Section 275 of the BCBCA, substantially in the form set forth in Schedule “A” attached hereto.

“Applicable Laws” means all applicable rules, laws, policies, statutes, constitution, notices, orders and legislation of any kind whatsoever of any Governmental Authority or stock exchange (including the TSX-V) having jurisdiction over the transactions contemplated hereby or the parties hereto;

“Assets and Properties” with respect to any Person means all assets and properties of every kind, nature, character, and description (whether real, personal, or mixed, tangible or intangible, choate or inchoate, absolute, accrued, contingent, fixed or otherwise, and, in each case, wherever situated), including the goodwill related thereto, operated, owned or leased by or in the possession of such Person.

“Authorization” means with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Person, whether by expiry or termination of an applicable waiting period or otherwise, that is binding upon or applicable to such Person, or its business, assets, or securities.

“BCBCA” means the Business Corporations Act (British Columbia).

“BC Registrar” means the registrar of companies appointed under Section 400 of the BCBCA.

“Business Day” means any day other than a Saturday or Sunday or a day when banks in the City of Vancouver are not open for business.

“Certificate of Amalgamation” means the certificate of amalgamation for the Amalgamation issued pursuant to Section 281 of the BCBCA.

“Closing” has the meaning ascribed thereto in Section 2.2.

“Closing Date” has the meaning ascribed thereto in Section 2.2.

“Confidential Information” means any information concerning a party (the “Disclosing Party”) or its business, Assets and Properties made available to another party or its representatives (the “Receiving Party”); provided that it does not include information which (a) is generally available to or known by the public other than as a result of improper disclosure by the Receiving Party, or (b) is obtained by the Receiving Party from a source other than the Disclosing Party, provided that such source was not bound by a duty of confidentiality to the Disclosing Party or another party with respect to such information.

“Consolidation” has the meaning ascribed thereto in Section 5.2(b).

“Contract” means all agreements, contracts, or commitments of any nature, written or oral, including, for greater certainty and without limitation, leases, purchase agreements, option agreements, royalty agreements, off-take agreements, streaming agreements, supply and distribution agreements, loan documents and security documents.

“Disclosing Party” has the meaning ascribed thereto in the definition of “Confidential Information”.

“Disclosure Documents” has the meaning ascribed thereto in Section 4.1(g).

“DRS” direct registration system.

“Effective Date” means the effective date of the Amalgamation, which will be the date of the Certificate of Amalgamation.

“Effective Time” means the effective time at which the Amalgamation Application is filed and made effective on the Effective Date.

“Environmental Laws” means all applicable international, federal, provincial, state, municipal and local treaties, conventions, laws, statutes, ordinances, by-laws, codes, regulations, and all policies, guidelines, standards, orders, directives and decisions rendered or promulgated by any ministry, department or administrative or regulatory agency or body whatsoever (including international organizations formed by or participated in by any national, provincial or state government or representatives thereof) relating to health and safety, the protection or preservation of the environment or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any product or import of Verdera or any Hazardous Substances;

“Environmental Permits” means all permits, licences and authorizations required under Environmental Laws in connection with the conduct and operation of business, as currently conducted;

“Exchange Ratio” means the issuance of one (1) Resulting Issuer Share for each Verdera Share held immediately prior to the Effective Date or the issuance of one (1) Resulting Issuer Preferred Share for each Verdera Preferred Share held immediately prior to the Effective Date.

“Filing Statement” means the filing statement of POCML7 prepared in accordance with Applicable Laws and Form 3B2 Information Required in a Filing Statement for a Qualifying Transaction as prescribed by the TSX-V Policies, and prepared and delivered in accordance with this Agreement disclosing the Transaction, including all schedules, appendices and exhibits thereto and enclosures therewith, as amended, supplemented or otherwise modified from time to time;

“Governmental Authority” means any:

(a)	multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign;

(b)	subdivision, agent, commission, official, agency, board or authority of any of the foregoing; or

(c)	quasi-governmental or private body (including the TSX-V) exercising any statutory, regulatory, expropriation or taxing authority under or for the account of any of the foregoing including any stock exchange.

“Hazardous Substances” means any contaminant, pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, special waste, hazardous waste, hazardous material or hazardous substance as defined in or pursuant to any Environmental Laws, law, judgment, decree, order, injunction, rule, statute or regulation of any court, arbitrator or governmental authority.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as applicable in Canada.

“Material Adverse Change” means, with respect to a party, any event or change that has had or would reasonably be likely to have a materially adverse effect on the party and for the purposes hereof, “Material Adverse Effect” means an effect that reasonably, individually or collectively with another state of facts or effects is materially adverse or may be expected to be materially adverse on the business, operations, results of operations, assets, liabilities or financial condition of the party and their respective subsidiaries other than any change, effect, event or occurrence: relating to the global economy or securities markets in general or affecting the mining industry in general, and which does not have a materially disproportionate effect on the party;

“Name Change” has the meaning ascribed thereto in Section 5.2(b).

“NM Properties” means the interest of Verdera in the various mineral claims, properties and rights, and any associated surface rights in and to its mineral projects and properties located in New Mexico, USA, subject to the various royalty interests, as more specifically described in the Verdera Disclosure Letter.

“parties” means POCML7, Verdera, and SubCo; and “party” means any one of      them.

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Authority, syndicate, or other entity, whether or not it has legal status.

“POCML7” means POCML7 Inc., a company incorporated under the laws of Ontario with its registered office in Toronto, Ontario.

“POCML7 Board Reconstitution” has the meaning ascribed thereto in Section 2.10(a).

“POCML7 Financial Statements” means audited consolidated financial statements for POCML7 for the fiscal year ended September 30, 2024, together with the notes thereto and the auditor’s report thereon, and the consolidated interim financial statements for POCML7 for the period ended June 30, 2025.

“POCML7 Management Reconstitution” has the meaning ascribed thereto in Section 2.10(b).

“POCML7 Shareholders” means the holders of POCML7 Shares.

“POCML7 Shareholder Approval” means the approval by the POCML7 Shareholders of the Transaction (and all related actions thereunder), and the continuation of POCML7 as a corporation under the laws of British Columbia, to be sought by POCML7 at an annual general and special meeting of the POCML7 Shareholders to be held in accordance with this Agreement.

“POCML7 Shares” means the common shares issued in the authorized share structure of POCML7.

“Receiving Party” has the meaning ascribed thereto in the definition of "Confidential Information”.

“Registrar and Transfer Agent” means TSX Trust Company, having a principal address at Suite #301 - 100 Adelaide Street West, Toronto, ON, M5H 4H1 and any other Person which may be appointed as registrar and transfer agent of POCML7, as applicable, from time to time.

“Resale Restrictions” mean a one year hold period on the Resulting Issuer Shares issued to the holders of the Verdera Restricted Shares,with 20% of such  Resulting Issuer Shares released on the Closing Date, and 20% every three months thereafter, which restrictions will be imposed by way of legend recorded on the instrument evidencing such shares.

“Resulting Issuer” means POCML7 following completion of the Transaction.

“Resulting Issuer Shares” means the common shares in the capital of the Resulting Issuer following the Consolidation and Name Change.

“Resulting Issuer Preferred Shares” means the preferred shares in the capital of the Resulting Issuer to be issued to the Verdera Preferred Shareholders on Closing, and which will have the same rights and restrictions as the Verdera Preferred Shares other than such rights and restrictions will be applicable to the Resulting Issuer.

“Securities Laws” means all applicable securities laws, the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, multilateral and national instruments, orders, blanket rulings, notices, and other regulatory instruments of the securities regulatory authorities in applicable jurisdictions, including the rules and published policies of the TSX-V.

“SEDAR+” means the System for Electronic Document Analysis and Retrieval.

“SubCo” means 1564752 B.C. Ltd., a wholly-owned subsidiary of POCML7, incorporated under the laws of British Columbia with its registered and records office in Vancouver, British Columbia.

“SubCo Shareholder Approval” means the approval by POCML7, as the sole Shareholder of SubCo, of the Amalgamation, and this Agreement, which will be obtained by way of a written consent resolution of POCML7.

“Subscription Receipts” means subscription receipts of Verdera or POCML7, as applicable, issued pursuant to the Transaction Financing, each of which will be automatically converted, respectively, into one (1) Verdera Share immediately prior to the Closing, or one (1) Resulting Issuer Share on Closing.

“Taxes” means all taxes (including income tax, sales tax, value add tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto.

“Termination Date” means February 27, 2026, or such other date as POCML7 and Verdera may agree upon in writing.

“Transaction” means the transaction between Verdera, POCML7 and SubCo which includes the Verdera Acquisition (including the Amalgamation), the Transaction Financing, the Name Change, the creation of the Resulting Issuer Preferred Shares, the POCML7 Board Reconstitution, the POCML7 Management Reconstitution, the Consolidation, and any other transactions contemplated by this Agreement.

“Transaction Financing” mean the offer of sale by Verdera and/or POCML7, as applicable, on a private placement basis, of Subscription Receipts made pursuant to the terms and conditions of the letter agreement between Verdera, POCML7, Haywood Securities Inc. and SCP Resource Finance LP dated November 2, 2025.

“TSX-V” means the TSX Venture Exchange.

“TSX-V Approval” means all necessary approvals of the TSX-V, including for the Transaction and the Filing Statement, subject only to the filing of documents within the times established by the TSX-V.

“TSX-V Escrow Agreement” means an escrow agreement in the form prescribed under TSX-V Policies to be executed by any Person who will be a Principal (as such term is defined under TSX-V Policies) of the Resulting Issuer as a result of the Closing of the Transaction.

“TSX-V Policies” means the rules and policies of the TSX-V.

“Verdera” means Verdera Energy Corp., a company incorporated under the laws of British Columbia with its registered office in Vancouver, British Columbia.

“Verdera Acquisition” means the acquisition of Verdera by POCML7 pursuant to which POCML7 will acquire all of the issued and outstanding Verdera Shares in accordance with this Agreement.

“Verdera Disclosure Letter” means the letter of disclosure dated as of the date hereof that has been provided by Verdera to POCML7 contemporaneously with the execution of this Agreement.

“Verdera Preferred Shareholders” means the holders of Verdera Preferred Shares.

“Verdera Preferred Shares” means the preferred shares in the capital of Verdera.

“Verdera Restricted Shares” means all the Verdera Shares originally issued at a price of less than $0.50 per share and all of the Verdera Preferred Shares.

“Verdera Shareholder Approval” means the approval of the Verdera Shareholders and the Verdera Preferred Shareholders of the Amalgamation, and this Agreement, which will be obtained by way of a written consent resolution of the Verdera Shareholders and Verdera Preferred Shareholders (including by way of Power of Attorney).

“Verdera Shareholders” means the holders of Verdera Shares.

“Verdera Shares” means the common shares in the capital of Verdera.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, and sections is for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “herein”, and “hereunder” and similar expressions refer to this Agreement and not to any particular article, section, or other portion hereof and include any Agreement or instrument supplementary or ancillary hereto.

1.3	Number, etc.

Words importing the singular number will include the plural and vice versa, words importing the use of any gender will include all genders.

1.4	Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day such action will be required to be taken on the next succeeding day which is a Business Day.

1.5	Rounding

In performing the various mathematical calculations required to be performed hereunder, all numbers will be rounded to the nearest four (4) decimal places.

1.6	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise indicated.

1.7	Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of POCML7 or Verdera, as applicable, it will be deemed to refer to the actual knowledge after having made due inquiry of the officers of the particular company.

1.8	Meanings

Words and phrases defined in the BCBCA will have the same meaning herein as in the BCBCA, unless otherwise defined herein or the context otherwise requires. Unless otherwise specifically indicated or the context otherwise requires “include”, “includes” and “including” will be deemed to be followed by the words "without limitation".

1.9	References to Legislation

References in this Agreement to any statute or sections thereof will include such statute as amended or substituted and any regulations promulgated thereunder from time to time in effect.

1.10	Accounting Matters

Unless otherwise stated, wherever in this Agreement reference is made to a calculation to be made or an action to be taken in accordance with IFRS, such reference will be deemed to be to the IFRS, as applicable, from time to time approved by the Canadian Accounting Standards Board or any successor institute, and applicable as at the date on which such calculation or action is made or taken or required to be made or taken.

Article 2
AMALGAMATION & other terms

2.1	Amalgamation

Subject to the terms and conditions of this Agreement and the receipt of necessary shareholder and regulatory approvals:

(a)	on or before the Effective Date, POCML7, Verdera and SubCo will take all steps required to complete the Transaction and, without limitation, to apply for and obtain all consents, orders or approvals as are necessary or desirable for the implementation of the Amalgamation and the filing of the Amalgamation Application with the BC Registrar pursuant to the BCBCA. The parties will use their reasonable commercial efforts to cause the Effective Date to occur on or about January 30, 2026 or as soon thereafter as reasonably practicable and, in any event not later than the Termination Date.

(b)	from and after the Effective Time in order to effect the Amalgamation, the separate corporate existence of Verdera and SubCo will cease, and the resulting company of the Amalgamation, AmalCo, will continue as a wholly-owned subsidiary of POCML7.

(c)	at the Effective Time, POCML7 will issue to the Verdera Shareholders and the Verdera Preferred Sharesholders, such number of Resulting Issuer Shares and Resulting Issuer Preferred Shares as set out in Section 2.5.

2.2	Closing

Unless this Agreement is earlier terminated pursuant to Section 7.2 of this Agreement, the closing of the Amalgamation (the “Closing”) will take place no later than the Termination Date, and following the satisfaction or waiver (in writing) of the conditions set forth in Article 5 of this Agreement (other than such conditions which by their nature are to be satisfied at Closing) or at such other time mutually agreed to by Verdera and POCML7. The date on which Closing takes place is referred to in this Agreement as the “Closing Date”.

2.3	AmalCo

The parties acknowledge and agree that:

(a)	Name. The name of AmalCo will be Verdera Energy Holdings Canada Inc. or such other name as the parties may agree in writing.

(b)	Registered Office. The registered office of AmalCo will be situated at 1200-750 West Pender St., Vancouver, BC, Canada V6C 2T8.

(c)	Authorized Capital. AmalCo will be authorized to issue an unlimited number of AmalCo Shares.

(d)	Restrictions on Share Transfer. The transfer of AmalCo Shares will subject to the restrictions set out in its articles.

(e)	Number of Directors. The number of directors of AmalCo will be consistent with the articles of AmalCo from time to time.

(f)	First Directors. The number of first directors of AmalCo will be two (2) and the directors of AmalCo will be Janet Lee Sheriff and Greg Hayes.

(g)	Officers. The officers of AmalCo, until changed or added to by the board of directors of AmalCo, will be Janet Lee Sheriff as Chief Executive Officer and Scott Davis as Chief Financial Officer.

(h)	Fiscal Year. The fiscal year end of AmalCo will be March 31.

(i)	Restrictions on Business. There will be no restrictions on the business that AmalCo may carry on.

(j)	Articles. The articles of AmalCo will be the articles set out in Schedule “B” to this Agreement.

2.4	Effect of Certificate of Amalgamation

Upon the issuance of the Certificate of Amalgamation, subject to the BCBCA:

(a)	the amalgamation of Verdera and SubCo and their continuation as one corporation will be effective;

(b)	AmalCo will possess all the property, rights, privileges, and franchises and will be subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of Verdera and SubCo;

(c)	a conviction against, or ruling, order or judgment in favour of or against, either Verdera or SubCo will be enforceable by or against AmalCo;

(d)	AmalCo will be a wholly-owned subsidiary of POCML7; and

(e)	the aggregate stated capital of the AmalCo Shares will become an amount equal to the paid-up capital for purposes of the Income Tax Act (Canada) of the SubCo Shares, Verdera Shares and Verdera Preferred Shares immediately prior to the Effective Time.

2.5	Verdera Shares and SubCo Shares

Upon the terms and subject to the conditions set forth herein, at the time of the Effective time, by virtue of the Amalgamation and without any further action on the part of POCML7, Subco, Verdera or any other Person:

(a)	each Verdera Share outstanding and held by a Verdera Shareholder immediately prior to the Effective Time (except for Verdera Shares held by holders that have validly exercised their dissent rights in connection with the Verdera Shareholder Approval, if any) will be cancelled and extinguished and converted automatically based on the applicable Exchange Ratio.

(b)	each Verdera Preferred Share outstanding and held by a Verdera Preferred Shareholder immediately prior to the Effective Time (except for Verdera Preferred Shares held by holders that have validly exercised their dissent rights in connection with the Verdera Shareholder Approval, if any) will be cancelled and extinguished and converted automatically based on the applicable Exchange Ratio.

(c)	each outstanding share of SubCo will be exchanged for one (1) fully paid and non-assessable AmalCo Share.

(d)	any options, warrants or other securities convertible into Verdera Shares as at the Closing shall be exchanged, based on the Exchange Ratio, for similar securities to purchase Resulting Issuer Shares on substantially similar terms and conditions.

Verdera Shares and Verdera Preferred Shares held by holders who have validly exercised their dissent rights in connection with the applicable shareholder resolution to approve the Amalgamation in accordance with the BCBCA will not be exchanged pursuant to this Section 2.5. However, if any such dissenting holder fails to perfect or effectively withdraws its claim pursuant to the BCBCA or forfeits its right to make a claim under the BCBCA or if its rights as a Verdera Shareholder or Verdera Preferred Shareholder, as applicable, are otherwise reinstated, the Verdera Shares or Verdera Preferred Shares, as applicable, held by such holders will thereupon be deemed to have been exchanged as of the time of the Amalgamation in accordance with this Section 2.5. At the Effective Time, POCML7 will issue the Resulting Issuer Shares or Resulting Issuer Preferred Shares, as applicable, to the Verdera Shareholders who hold Verdera Shares immediately prior to the Effective Time and to the Verdera Preferred Shareholders who hold Verdera Preferred Shares immediately prior to the Effective Time.

At the Effective Time, POCML7 will provide the Registrar and Transfer Agent an irrevocable direction to issue the number of Resulting Issuer Shares and Resulting Issuer Preferred Shares issuable to Verdera Shareholders or Verdera Preferred Shareholders, as applicable, pursuant to the Amalgamation in accordance with this Agreement.

2.6	Certificates and DRS statements

(a)	At the Effective Time, the Verdera Shareholders will cease to be holders of Verdera Shares, and will be deemed to be registered holders of the Resulting Issuer Shares to which they are entitled in accordance with this Agreement, POCML7 will deliver such certificates or DRS advice statements or other evidence of ownership representing the number of Resulting Shares to which the Verdera Shareholders are entitled. Notwithstanding the foregoing, Verdera may (in Verdera’s sole discretion) choose whether Verdera Shareholders will receive share certificates and/or DRS advice statements representing the number of Resulting Shares to which such Verdera Shareholders are so entitled.

(b)	At the Effective Time, the Verdera Preferred Shareholders will cease to be holders of Verdera Preferred Shares, and will be deemed to be registered holders of the Resulting Issuer Preferred Shares to which they are entitled in accordance with this Agreement, POCML7 will deliver such certificates or DRS advice statements or other evidence of ownership representing the number of Resulting Preferred Shares to which the Verdera Preferred Shareholders are entitled. The Resulting Issuer Preferred Shares will be issued in uncertificated form.

2.7	Fractional Securities

If a Verdera Shareholder would otherwise be entitled to a fractional Resulting Issuer Share upon the Amalgamation, the number of Resulting Issuer Shares issued to such Verdera Shareholder will be rounded up to the next greater whole number of such Resulting Issuer Shares if the fraction is 0.5 or greater and will be rounded down the next whole number of Resulting Issuer Shares if the fraction is less than 0.5. In calculating such fractional interests, all Resulting Issuer Shares, registered in the name of or beneficially held by a holder of Resulting Issuer Shares or their nominee will be aggregated.

2.8	Transaction Financing

The Parties agree to act reasonably to complete the Transaction Financing prior to the Closing.

2.9	TSX-V Approval and Filing Statement

(a)	TSX-V Approval

Verdera with the assistance of POCML7 agrees to use all reasonable commercial efforts to request and obtain TSX-V Approval by the Effective Time. Verdera acknowledges that POCML7 is a company with its common shares listed for trading on the TSX-V and is subject to the TSX-V Policies, and that the TSX-V Policies may require POCML7 to retain a sponsor to provide a report to the TSX-V in respect of the Transaction. Verdera and POCML7 agree to use reasonable commercial efforts to apply and obtain a waiver from the TSX-V from the requirement to engage a sponsor, including making an application to rely on the exemption in subsection 3.4(a)(ii)(B)(II) of TSX-V Policy 2.2 Sponsorship and Sponsorship Requirements. If a Sponsor is required by the TSX-V, POCML7 and Verdera will agree on a sponsor and Verdera will pay the sponsorship fee in cash and/or Verdera Shares pursuant to a sponsorship agreement with such sponsor.

(b)	Filing Statement

(i)	As soon as reasonably practicable, following the date of this Agreement, POCML7 and Verdera agree to prepare and complete (or coordinate the preparation and completion of) the Filing Statement together with any other documents required by Applicable Laws in connection with the Filing Statement and the Transaction.

(ii)	POCML7 will ensure that the Filing Statement complies in all material respects with all Applicable Laws, and, without limiting the generality of the foregoing, that the Filing Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than in each case with respect to any information furnished by or on behalf of Verdera).

(iii)	Verdera will ensure that the Filing Statement complies in all material respects with all Applicable Laws, and, without limiting the generality of the foregoing, that the Filing Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than in each case with respect to any information furnished by or on behalf of POCML7).

(iv)	The Parties will each timely furnish all such necessary records, financial statements, studies and other information concerning each Party, respectively, as may be reasonably required in the preparation of the Filing Statement and other documents related thereto.

(v)	Verdera and its legal counsel will be given a reasonable opportunity to review and comment on the Filing Statement and other documents related thereto before they become final, and the Filing Statement will be in form and content satisfactory to Verdera, acting reasonably.

(vi)	POCML7 and its legal counsel will be given a reasonable opportunity to review and comment on the Filing Statement and other documents related thereto before they become final, and the Filing Statement will be in form and content satisfactory to POCML7, acting reasonably.

(vii)	POCML7 will file (or cause to be filed) with the TSX-V the Filing Statement and all other documentation required in connection with the Filing Statement by the TSX-V. Notwithstanding the foregoing, POCML7 will not deliver and file the Filing Statement with the TSX-V in accordance with this section until Verdera has provided its written confirmation to POCML7 that the form of Filing Statement is acceptable to Verdera, acting reasonably.

(viii)	The Parties will promptly notify each other if, at any time before the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it becomes aware that the Filing Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Filing Statement, and each Party will co-operate in the preparation of any amendment or supplement to the Filing Statement, as required or appropriate, and POCML7 will promptly file any amendment or supplement to the Filing Statement on SEDAR+, (or if required) mail or otherwise disseminate any amendment or supplement to the Filing Statement to its shareholders.

2.10	POCML7 Board of Directors and Management Reconstitution

(a)	POCML7 and Verdera agree that on Closing the board of directors of POCML7 will resign and the board of directors of the Resulting Issuer will consist of the current board members of Verdera (or such other nominees as may be selected by Verdera), provided that the TSX-V does not object to such nominations, the POCML7 Shareholder Approval has been obtained and such persons are eligible to act as directors pursuant to Applicable Laws (the “POCML7 Board Reconstitution”).

(b)	POCML7 and Verdera agree that on Closing the current executive officers of POCML7 will resign and the executive officers of the Resulting Issuer will consist solely of: the current management of Verdera (or such other nominees as may be selected by Verdera), provided that the TSX-V does not object to such nominations and such persons are eligible to act as management pursuant to Applicable Laws (the “POCML7 Management Reconstitution”).

Article 3
COVENANTS

3.1	Covenants of POCML7 and SubCo

POCML7 covenants and agrees with Verdera that POCML7 and SubCo will, from the date hereof to and including the Effective Date:

(a)	co-operate fully with Verdera and use all reasonable commercial efforts to assist Verdera in its efforts to complete the Transaction;

(b)	use all commercial reasonable effort to assist Verdera to obtain TSX-V Approval;

(c)	operate its business in a prudent and business-like manner in the ordinary course and in a manner consistent with past practice and keep Verdera apprised of all material developments thereto;

(d)	use all commercially reasonable effort to cause the conversion of 1,100,000 stock option of POCML7 no later than 10 business days prior to the Closing Date.

(e)	use its commercially reasonable efforts to obtain all necessary consents, assignments or waivers from third parties and amendments or terminations to any Contract or instrument and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

(f)	shall forthwith call a meeting of the shareholders of POCML7 and use its commercially reasonable effort to obtain POCML7 Shareholder Approval by January 8, 2026;

(g)	shall forthwith engage its auditor to conduct a review of the interim financial statements of POCML7 to be included in the Filing Statement or the Registration Statement (described below), to the extent such review has not been previously obtained such that notice of no auditor review shall no longer be applicable to such financial statements, and in connection therewith to forthwith prepare and file any amendment to such financial statements if required in connection with such auditor review.

(h)	use its commercially reasonable effort to assist Verdera in the preparation of, and to file with the U.S. Securities Exchange Commission, a U.S. registration statement to register the distribution of the Resulting Issuer Shares issuable on conversion of the Resulting Issuer Preferred Shares, provided that Verdera will engage U.S. counsel for the purpose of preparing such Registration Statement at its cost, and POCML7 agrees to assist Verdera, at Verdera’s cost and expense which may include the assistance of U.S. counsel of POCML7, with coordinating any information, approvals, signatures, expert consents, filing coordination or documentation required in connection with the filing and clearance thereof with the SEC, as may be requested by Verdera and its U.S. counsel acting reasonably.

(i)	make necessary filings and applications under applicable Securities Laws, federal, state and provincial laws and regulations required on the part of POCML7 and SubCo in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such laws and regulations;

(j)	use all commercially reasonable efforts to conduct its affairs so that all of POCML7 and SubCo’s representations and warranties contained herein will be true and correct on and as of the Effective Date as if made on the Effective Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(k)	immediately notify Verdera of any legal or governmental actions, suits, judgments, investigations, injunction, complaint, motion, regulatory investigation, regulatory proceeding or similar proceeding by any Person or Governmental Authority, whether actual or threatened, with respect to the Amalgamation or which could result in a Material Adverse Effect;

(l)	notify Verdera immediately upon becoming aware that any of the representations and warranties of POCML7 or SubCo contained herein are no longer true and correct in any material respect;

(m)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Section 5.1 hereof to be complied with;

(n)	POCML7 and SubCo will indemnify and save harmless Verdera and its representatives, as applicable, from and against any and all liabilities, claims, demands, losses (except loss of profits), costs, damages and expenses to which Verdera and its representatives may be subject or which Verdera or its representatives may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(i)	any misrepresentation or alleged misrepresentation in any material filed by or on behalf of POCML7 or SubCo in compliance or intended compliance with any Applicable Laws;

(ii)	any order made or any inquiry, investigation or proceeding by any Governmental Authority based upon any untrue statement or omission or alleged untrue statement or omission of a material fact or any misrepresentation or any alleged misrepresentation in any material filed by or on behalf of POCML7 in compliance or intended compliance with applicable Securities Laws, which prevents or restricts the trading in the POCML7 Shares; and

(iii)	POCML7 or SubCo not complying with any requirement of Applicable Laws in connection with the transactions contemplated in this Agreement;

except that, for greater certainty, POCML7 or SubCo will not be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact based solely on the negligence, fraud, willful misconduct, dishonesty or deceit of Verdera;

(o)	subject to the satisfaction of the conditions in Section 5.2 hereof, thereafter cause SubCo to file together with Verdera with the BC Registrar the Amalgamation Application and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date;

(p)	timely furnish to Verdera all such necessary information, records, financial statements, other information concerning each of POCML7 and SubCo, respectively, as may be reasonably required documents related to the Verdera Shareholder Approval;

(q)	procure the written releases and resignations of the directors and officers of POCML7 to be effective on Closing;

(r)	provide Verdera with an opportunity to review and approve the contents of any proposed news release, announcement, or other TSX-V or Securities Laws filings in connection with the transactions contemplated herein; and

(s)	POCML7 shall not issue, grant, sell or cause or, permit a lien to be created on, or agree to issue, grant, sell or cause or permit a lien to be created on any POCML7 Shares or shares of SubCo or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of POCML7 or SubCo, other than the issuance of POCML7 Shares issuable pursuant to the terms of the outstanding stock option of POCML7.

3.2	Covenants of Verdera

Verdera covenants and agrees with POCML7 that Verdera will, from the date hereof to and including the Effective Date:

(a)	co-operate fully with POCML7 and to use all reasonable commercial efforts to assist POCML7 in its efforts to complete the Transaction including the Amalgamation and the TSXV Approval;

(b)	operate its business in a prudent and business-like manner in the ordinary course and in a manner consistent with past practice and keep POCML7 apprised of all material developments thereto;

(c)	use all commercially reasonable efforts to obtain all necessary consents, assignments, or waivers from third parties and amendments or terminations to any Contract or instrument, and take such other measures as may be necessary to fulfil its obligations under and to carry out the transactions contemplated by this Agreement;

(d)	use all commercially reasonable efforts to obtain the Verdera Shareholder Approval by January 8, 2026;

(e)	use all commercially reasonable efforts to obtain the necessary written consents (including by way of Power of Attorney) of the Verdera Shareholders holding Verdera Restricted Shares to the application of the Resale Restrictions on the Resulting Issuer Shares issued in exchange for such Verdera Restricted Shares;

(f)	use all commercially reasonable effort to enter into a TSX-V Escrow Agreement with each Person who on Closing will be a Principal (as defined in the TSX-V Policies) of the Resulting Issuer;

(g)	use all commercially reasonable efforts to cause the conversion of 15,000,000 Verdera Preferred Shares in accordance with the terms and conditions of the Verdera Preferred Shares.

(h)	promptly advise POCML7 of any written notice of dissent or purported exercise by any Verdera Shareholder of dissent rights under the BCBCA in relation to the Amalgamation and any withdrawal of dissent rights received by Verdera and, subject to applicable law, any written communications sent by or on behalf of Verdera to any Verdera Shareholder exercising or purporting to exercise dissent rights in relation to the Amalgamation;

(i)	make necessary filings and applications under applicable federal, state and provincial laws and regulations required on the part of Verdera in connection with the transactions contemplated herein, and take all reasonable action necessary to be in compliance with such laws and regulations;

(j)	use all commercially reasonable efforts to conduct its affairs so that Verdera’s representations and warranties contained herein will be true and correct on and as of the Effective Date as if made on the Effective Date, except to the extent that such representations and warranties require modification to give effect to the transactions contemplated herein;

(k)	immediately notify POCML7 of any legal or governmental actions, suits, judgments, investigations, injunction, complaint, motion, regulatory investigation, regulatory proceeding or similar proceeding by any Person or Governmental Authority, whether actual or threatened, with respect to the Amalgamation or which could result in a Material Adverse Effect;

(l)	notify POCML7 immediately upon becoming aware that any of the representations and warranties of Verdera contained herein are no longer true and correct in any material respect;

(m)	use all commercially reasonable efforts to cause each of the conditions precedent set forth in Section 5.2 hereof to be complied with;

(n)	Verdera will indemnify and save harmless POCML7 and its representatives, as applicable, from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which POCML7 and its representatives may be subject or which POCML7 or its representatives may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(i)	any misrepresentation or alleged misrepresentation in any material filed by or on behalf of Verdera in compliance or intended compliance with any Applicable Laws;

(ii)	any order made or any inquiry, investigation or proceeding by any Governmental Authority based upon any untrue statement or omission or alleged untrue statement or omission of a material fact or any misrepresentation or any alleged misrepresentation in the Verdera information provided by Verdera for inclusion in any material filed by or on behalf of POCML7 in compliance or intended compliance with applicable Securities Laws, which prevents or restricts the trading in the POCML7 Shares; and

(iii)	Verdera not complying with any requirement of Applicable Laws in connection with the transactions contemplated in this Agreement;

except that, for greater certainty, Verdera will not be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of or are based upon any misrepresentation or alleged misrepresentation of a material fact based solely on the negligence, fraud, willful misconduct, dishonesty or deceit of POCML7 or SubCo; and

(o)	subject to the satisfaction or waiver of the conditions in Section 5.1 hereof, Verdera shall file together with SubCo with the BC Registrar the Amalgamation Application and such other documents as may be required to give effect to the Amalgamation on or before the Termination Date.

Article 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of POCML7 and SubCo

POCML7 represents and warrants to and in favour of Verdera as follows, and acknowledge that Verdera is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	Each of POCML7 and SubCo is a corporation incorporated and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority and is duly qualified and holds all material permits, licences, registrations, qualifications, consents and Authorizations necessary or required to carry on its business as now conducted in each of the jurisdictions it carries on business and to own, lease or operate its Assets and Properties and neither POCML7 nor SubCo nor, to the knowledge of POCML7, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing POCML7’s dissolution or winding up of POCML7 or SubCo, and each of POCML7 and SubCo has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations hereunder.

(b)	The authorized share structure of POCML7 consists of an unlimited number of POCML7 Shares, of which 11,084,625 POCML7 Shares are issued and outstanding as at the date hereof as fully paid and non-assessable shares in the capital of POCML7. Other than 1,100,000 stock options of POCML7 outstanding, there are no warrants, conversion privileges or other rights, agreements, arrangements, or commitments (pre-emptive, contingent or otherwise) obligating POCML7 to issue or sell any POCML7 Shares or any securities or obligations of any kind convertible into or exchangeable or exercisable for any POCML7 Shares, or proposals for any of the foregoing.

(c)	The authorized share structure of Subco consists of an unlimited number of common shares of which one (1) common share is issued and outstanding and there are currently, and as at the Closing there will be, no other securities of Subco issued and outstanding.

(d)	Other than SubCo, POCML7 has no direct or indirect subsidiaries. All of the issued and outstanding securities of SubCo (being one common share of SubCo) are held by POCML7. SubCo is not a party to any Contract and has nominal assets and no liabilities.

(e)	POCML7 became a “reporting issuer” (as that term is defined under applicable Securities Laws in each of the provinces of Ontario, Alberta, and British Columbia) on November 7, 2022, is a reporting issuer as at the date hereof, and is not in default of the requirements of the applicable Securities Laws in such jurisdictions or the requirements of the TSX-V.

(f)	POCML7 continues to meet the continued listing requirements of the TSX-V Policies.

(g)	POCML7 has filed all material documents and information required to be filed by it, whether pursuant to applicable Securities Laws or otherwise, with the applicable securities commissions (the “Disclosure Documents”) and POCML7 does not have any confidential filings with any securities authorities. As of the time the Disclosure Documents were filed with the applicable securities regulators and on SEDAR+ (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):

(i)	each of the Disclosure Documents complied in all material respects with the requirements of the applicable Securities Laws in the jurisdictions they were filed; and

(ii)	none of the Disclosure Documents contained any untrue statement of a material fact regarding POCML7 or omitted to state a material fact regarding POCML7 required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)	No consent, approval, order, or Authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to POCML7 or SubCo in connection with the execution and delivery of this Agreement by POCML7 or SubCo, the performance of their obligations hereunder or the consummation by POCML7 or SubCo of the transactions contemplated hereby other than:

(i)	the SubCo Shareholder Approval;

(ii)	the filing of the Amalgamation Application;

(iii)	such registrations and other actions required under applicable Securities Laws as are contemplated by this Agreement and registrations and applications required as a result of the formation of AmalCo, excluding any approval by the TSX-V; and

(iv)	any filings with the BC Registrar under the BCBCA.

(i)	The execution and delivery of this Agreement, the performance by each of POCML7 and SubCo of its obligations hereunder, and the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both):

(i)	any law, statute, rule or regulation applicable to POCML7 or SubCo including applicable Securities Laws;

(ii)	the by-laws, articles or resolutions of POCML7 or SubCo, which are in effect as at the date hereof;

(iii)	any Contract to which POCML7 or SubCo is a party or by which it is bound; or

(iv)	any judgment, decree or order binding POCML7 or SubCo or either of its Assets and Properties.

(j)	This Agreement has been duly authorized and executed by POCML7 and SubCo and constitutes a valid and binding obligation of POCML7 and SubCo and is enforceable against each of POCML7 and SubCo in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(k)	The POCML7 Financial Statements have been prepared in accordance with IFRS and present fairly, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise as required by IFRS) of POCML7 as at such date and the results of its operations and its cash flows for the period then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of POCML7 in accordance with IFRS and there has been no change in accounting policies or practices of POCML7 since September 30, 2025.

(l)	Subsequent to the filing of the POCML7 Financial Statements: (i) there has been no Material Adverse Change in respect of POCML7 (or any condition, event or development involving a prospective change that would result in a Material Adverse Change to, or have a Material Adverse Effect on, POCML7); (ii) each of POCML7 and SubCo has conducted its businesses only in the ordinary and normal course; and (iii) no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) material to POCML7 (taken as a whole) has been incurred other than in the ordinary and normal course of business.

(m)	POCML7 is a taxable Canadian corporation and all Taxes due and payable or required to be collected or withheld and remitted by POCML7 have been paid, collected or withheld and remitted as applicable. All tax returns, declarations, remittances and filings required to be filed by POCML7 have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of POCML7, other than matters relating to GST, no examination of any tax return of POCML7 is currently in progress by any Governmental Authority and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by POCML7. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to POCML7.

(n)	POCML7 has established on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable and there are no liens for Taxes on the Assets and Properties of POCML7 that are material, and there are no audits pending of the tax returns of POCML7 (whether federal, state, provincial, local or foreign) and there are no claims which have been asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any Governmental Authority of any material deficiency.

(o)	There are no actions, suits, proceedings, or inquiries, including, to the knowledge of POCML7, pending or threatened against or affecting POCML7 or SubCo, at law or in equity, or before or by any Governmental Authority which in any way would have a Material Adverse Effect on POCML7, or could reasonably be expected to have a Material Adverse Effect on POCML7.

(p)	No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of POCML7 has been issued by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of POCML7, are pending, contemplated, or threatened by any Governmental Authority.

(q)	The minute books and records of POCML7 for the period from the date of incorporation to the date hereof are all of the minute books of POCML7 and contain copies of all material proceedings (or certified copies thereof) of the shareholders, the directors and all committees of directors of POCML7 to the date hereof and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of POCML7 to the date hereof not reflected in such minute books.

(r)	There is no Person acting at the request or on behalf of POCML7 that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated hereby.

(s)	Since the date of its incorporation, (i) POCML7 has not carried on any business other than as necessary in connection with the listing of the POCML7 Shares on the TSX-V pursuant to the CPC Policy; and (ii) it has not incurred any liabilities except in the ordinary course of business.

4.2	Representations and Warranties of Verdera

Verdera represents and warrants to and in favour of POCML7 and SubCo as follows, and acknowledges that POCML7 and SubCo are relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)	Verdera is a corporation validly existing under the laws of the Province of British Columbia and has all requisite corporate power and corporate authority and is duly qualified and holds all permits, licences, registrations, qualifications, consents and Authorizations necessary or required to carry on its business as now conducted in each of the jurisdictions it carries on business and to own, lease or operate its Assets and Properties and neither Verdera nor, to the knowledge of Verdera, any other Person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing Verdera’s dissolution or winding up, and Verdera has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations.

(b)	The authorized share structure of Verdera consists of an unlimited number of Verdera Shares, of which 31,178,001 Verdera Shares are issued and outstanding as at the date hereof as fully paid and non-assessable shares in the capital of Verdera. Verdera also has 50,000,000 Verdera Preferred Shares and 4,680,000 options issued and outstanding. Except as set out in the Verdera Disclosure Letter, there are no warrants, conversion privileges or other rights, agreements, arrangements, or commitments (pre-emptive, contingent or otherwise) obligating Verdera to issue or sell any Verdera Shares or any securities or obligations of any kind convertible into or exchangeable or exercisable for any Verdera Shares, or proposals for any of the foregoing.

(c)	Other than as described in the Verdera Disclosure Letter, Verdera is the sole legal and beneficial owner of all right, title and interest in and to the NM Properties, free and clear of any encumbrance.

(d)	All of the mineral claims making up the NM Properties have been validly acquired and are properly located, registered and recorded in compliance with Applicable Laws with the relevant regulatory authorities in New Mexico, USA, and are valid and subsisting mineral claims as of the date hereof.

(e)	No consent, approval, order, or Authorization of, or registration, declaration or filing with, any third party or Governmental Authority is required by or with respect to Verdera in connection with the execution and delivery of this Agreement by Verdera, the performance of its obligations hereunder or the consummation by Verdera of the transactions contemplated hereby other than:

(i)	the Verdera Shareholder Approval;

(ii)	the filing of the Amalgamation Application;

(iii)	such registrations and other actions required under applicable Securities Laws as are contemplated by this Agreement and registrations and applications required as a result of the formation of AmalCo;

(iv)	any filings with the BC Registrar under the BCBCA; and

(v)	such registrations and other actions, if any, required under Applicable Laws to transfer all right and title to the NM Properties into the name of AmalCo.

(f)	The execution and delivery of this Agreement, the performance by Verdera of its obligations hereunder, and the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both):

(i)	any statute, rule, or regulation applicable to Verdera;

(ii)	the articles or resolutions of Verdera which are in effect as at the date hereof;

(iii)	any Contract to which Verdera is a party or by which it is bound; or

(iv)	any judgment, decree, or order binding Verdera of its Assets and Properties.

(g)	This Agreement has been duly authorized and executed by Verdera and constitutes a valid and binding obligation of Verdera and is enforceable against Verdera in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(h)	There are no actions, suits, proceedings, or inquiries, including, to the knowledge of Verdera, pending or threatened against or affecting Verdera, at law or in equity, or before or by any Governmental Authority which in any way would have a Material Adverse Effect on Verdera, or could reasonably be expected to have a Material Adverse Effect on Verdera.

(i)	The minute books and records of Verdera for the period from the date of incorporation to the date hereof are all of the minute books of Verdera and contain copies of all material proceedings (or certified copies thereof) of the shareholders and the director of Verdera to the date hereof to the extent that minutes exist and there have been no other meetings, resolutions or proceedings of the shareholders, or director of Verdera to the date hereof not reflected in such minute books.

(j)	Verdera is a taxable Canadian corporation and all Taxes due and payable or required to be collected or withheld and remitted by Verdera have been paid, collected or withheld and remitted as applicable. All tax returns, declarations, remittances and filings required to be filed by Verdera have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of Verdera, other than matters relating to GST, no examination of any tax return of Verdera is currently in progress by any Governmental Authority and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by Verdera. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to Verdera.

(k)	Verdera has established on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable and there are no liens for Taxes on the Assets and Properties of Verdera that are material, and there are no audits pending of the tax returns of Verdera (whether federal, state, provincial, local or foreign) and there are no claims which have been asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any Governmental Authority of any material deficiency.

(l)	All operations of Verdera have been conducted in compliance with all Environmental Laws. Verdera is in possession of, and in compliance with, all environmental permits that are required to own, lease and operate the properties and mineral rights held by it at its current stage of development and to conduct their respective business as they are now being conducted. No environmental, reclamation or closure obligation, demand, notice, work order or other liabilities presently exist with respect to any portion of any currently or formerly owned, leased, used or otherwise controlled property, interests and rights or relating to the operations and business of Verdera, including but not limited to any such obligations that have arisen due to work conducted pursuant to any material contract, and, to the knowledge of Verdera, there is no basis for any such obligations, demands, notices, work orders or liabilities to arise in the future as a result of any activity in respect of such property, interests, rights, operations and business. Verdera is not subject to any proceeding, application, order or directive which relates to environmental, health or safety matters, and which may require any material work, repairs, construction or expenditures. To the knowledge of Verdera, there are no changes in the status, terms or conditions of any environmental permits held by Verdera or any renewal, modification, revocation, reassurance, alteration, transfer or amendment of any such environmental approvals, consents, waivers, permits, orders and exemptions, or any review by, or approval of, any Governmental Authority of such environmental approvals, consents, waivers, permits, orders and exemptions that are required in connection with the execution or delivery of this Agreement, the consummation of the Transaction or the continuation of the business of Verdera following the Effective Date. To the knowledge of Verdera, it is not subject to any past or present fact, condition or circumstance that could reasonably be expected to result in liability under any Environmental Laws, including any regulations respecting the use, storage, handling, release, disposal, remediation, treatment or transportation of any substance (including pollutants, contaminant, waste of any nature, hazardous material, toxic substance, dangerous substance or dangerous good as defined in any applicable Environmental Laws).

Article 5
CONDITIONS PRECEDENT AND OTHER MATTERS

5.1	Conditions to Obligations of Verdera

The obligation of Verdera to consummate the transactions contemplated herein is subject to the satisfaction, on or before the Effective Date, of the following conditions:

(a)	except as affected by the transactions contemplated herein, the representations and warranties of POCML7 and SubCo contained in Section 4.1 hereof will be true in all material respects on the Effective Date with the same effect as though such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct as of such earlier date), other than in respect of representations and warranties qualified by materiality or other concepts of materiality which representations and warranties will be true and correct, and Verdera will have received a certificate to such effect, dated the Effective Date, of an officer or director of POCML7 acceptable to Verdera, to the best of his or her knowledge, having made reasonable inquiry;

(b)	POCML7 and SubCo will have performed, fulfilled or complied with, in all material respects, all of their obligations, covenants and agreements contained in this Agreement to be fulfilled or complied with by them at or prior to the Effective Date and Verdera will have received a certificate of an officer or director of POCML7 to such effect;

(c)	POCML7 will have furnished Verdera with:

(i)	a copy of the resolutions of the board of directors of POCML7 approving this Agreement and the consummation of the transactions contemplated herein; and

(ii)	a copy of the SubCo Shareholder Approval authorizing and approving the Amalgamation.

(d)	receipt of all required approvals and consents for the Transaction and all related matters, including without limitation:

a)	the approval by the board of directors of POCML7 for any Transaction Document to which POCML7 may be a party, to the extent that such other Transaction Document varies from or adds to the terms of this Agreement or otherwise is material;

b)	the approval of any other third parties from whom POCML7 must obtain consent, including its shareholders, if applicable;

c)	the approval of the TSX-V

(e)	the Consolidation, Name Change and any other corporate changes requested by Verdera, acting reasonably, shall have been implemented;

(f)	all directors and officers of POCML7 shall have executed resignations and releases in a form acceptable to Verdera, acting reasonably, and there shall be no severance or other amounts payable to such individuals in connection therewith;

(g)	no material adverse change shall have occurred in the business, results of operations, assets, liabilities, financial condition or affairs of POCML7 or any subsidiary, financial or otherwise, between the date of signing this Agreement and the completion of the Transaction;

(h)	there being no legal proceedings or regulatory actions or proceedings, or to the knowledge of POCML7 pending or threatened, against POCML7 at the Closing which may, if determined against the interest of POCML7, have a Material Adverse Effect on POCML7;

(i)	POCML7 shall provide to Verdera such necessary legal opinions with respect to POCML7 or any subsidiary in relation to the Transaction, this Agreement and any Transaction documents that is satisfactory to Verdera and its counsel, acting reasonably;

(j)	there being no prohibition at law against the consummation of the Transaction;

(k)	no material breach of the covenants of POCML7 contained herein in Section 5.1;

(l)	POCML7 shall have provided such financial statements as required by the TSX-V;

(m)	no inquiry or investigation (whether formal or informal) in relation to POCML7 or its directors or officers, shall have been commenced or threatened by the TSX-V, any relevant securities commission or similar regulatory body having jurisdiction, such that the outcome of such inquiry or investigation could have a Material Adverse Effect on POCML7 after giving effect to the Transaction;

(n)	all 1,100,000 currently outstanding POCML7 options shall have been exercised prior to the completion of the Consolidation;

(o)	at the closing of the Transaction, each of the parties as required by the TSX-V shall have entered into the TSX-V Escrow Agreement;

(p)	completion of the Transaction Financing;

(q)	The Registration Statement having been filed with the SEC and all comments of the SEC having being resolved other than such comments of the SEC that in the reasonable opinion of US counsel are not substantive and/or would not be expected to result in the Registration Statement not being declared effective by the SEC within 75 days of the Closing.

(r)	POCML7 having a minimum of $500,000 in cash immediately prior to the closing the Transaction net of all expenses related to the Transaction.

(s)	confirmation from the Registrar and Transfer Agent that POCML7 has delivered an irrevocable direction to issue POCML7 Shares without resale restrictions to satisfy the POCML7 Shares payable to Verdera Shareholders pursuant to the Amalgamation and electronic copies of the DRS statements or certificates evidencing the foregoing POCML7 Shares; and

(t)	POCML7 will have delivered such other materials and documents that are in the opinion of Verdera, acting reasonably, required to be delivered by POCML7 in order for it to meet its obligations under this Agreement.

The conditions described above are for the exclusive benefit of Verdera and may be asserted by Verdera regardless of the circumstances or may be waived by Verdera in its sole discretion, in whole or in part, at any time and from time to time prior to the Amalgamation without prejudice to any other rights which Verdera may have hereunder or at law and notwithstanding the approval of this Agreement by the shareholders of SubCo and/or Verdera.

5.2	Conditions to Obligations of POCML7

The obligation of POCML7 to consummate the transactions contemplated herein is subject to the satisfaction, on or before the Effective Date, of the following conditions:

(a)	except as affected by the transactions contemplated herein, the representations and warranties of Verdera contained in Section 4.2 hereof will be true in all material respects on the Effective Date with the same effect as though such representations and warranties had been made at and as of such time (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct as of such earlier date), other than in respect of representations and warranties qualified by materiality or other concepts of materiality which representations and warranties will be true and correct, and POCML7 will have received a certificate to such effect, dated the Effective Date, of an officer or director of Verdera to the best of his or her knowledge having made reasonable inquiry;

(b)	on or immediately prior to the Closing, POCML7 shall (i) effect a name change to such name as may be determined by Verdera at its sole discretion (the “Name Change”); and (ii) consolidate its outstanding share capital (the “Consolidation”) on the basis of one POCML7 Share for 0.656565 of a Resulting Issuer Share, such that upon completion of the Consolidation there will be 8,000,000 Resulting Issuer Shares issued and outstanding including the POCML7 Shares issued on exercise of all outstanding POCML7 stock options (subject to any minor increase or decrease due to rounding of fractional shares resulting from the Consolidation). Unless otherwise specified herein, all references to POCML7 Shares in this Agreement are made on a pre-Consolidation basis and all references to Resulting Issuer Shares are made on a post-Name Change and post-Consolidation basis.

(c)	POCML7’s counsel will provide Verdera with a legal opinion in a form satisfactory to Verdera and its counsel (acting reasonably) which opines that the Resulting Issuer Shares that were issued to Verdera Shareholders were issued pursuant to section 2.11 of National Instrument 45-106 - Prospectus Exemptions and are free of resale restrictions pursuant to National Instrument 45-102 - Resale of Securities;

(d)	all of the outstanding Verdera Shares will be exchanged for Resulting Issuer Shares as provided in this Agreement and any outstanding options and warrants of Verdera will become options and warrants exercisable for Resulting Issuer Shares, as adjusted by the Exchange Ratio and/or on their terms, and all such Resulting Issuer Shares will be free and clear of any and all encumbrances, liens, charges, demands of whatsoever under any applicable law and there being no other convertible securities or stock options outstanding to acquire Verdera Shares, other than any rights of enCore pursuant to the Registration Rights Agreement between Verdera and enCore dated March 17, 2025;

(e)	electronic delivery to the TSX-V of a duly completed Form 2A (Personal Information Form) or Form 2C1 (Declaration) for each of the proposed new Insiders (as such term is defined in the TSX-V Corporate Finance Manual) of the Resulting Issuer pending completion of the Transaction, and for such other persons as may be required by the TSX-V;

(f)	Verdera will have performed, fulfilled, or complied with, in all material respects, all of its obligations, covenants and agreements contained in this Agreement to be fulfilled or complied with by it at or prior to the Effective Date and POCML7 will have received a certificate of an officer or director of Verdera to such effect;

(g)	Verdera will have furnished POCML7 with:

(i)	a copy of the resolutions of the board of directors of Verdera approving this Agreement and the consummation of the transactions contemplated therein; and

(ii)	a copy of the Verdera Shareholder Approval authorizing and approving the Amalgamation;

(h)	receipt of all required approvals and consents for the Transaction and all related matters and the Transaction documents, including without limitation;

a)	the approval by the board of directors of Verdera for any Transaction Document to which Verdera may be a party, to the extent that such other Transaction Document varies from or adds to the terms of this Agreement or otherwise is material;

b)	the approval of the Transaction by the shareholders of Verdera; and

c)	the approval of the TSX-V;

(i)	upon completion of the Transaction, the Resulting Issuer shall meet the applicable TSX-V listing requirements (or received appropriate waivers therefrom), and the parties shall have received the conditional approval of the TSX-V for the listing of the Resulting Issuer Shares to be issued on the Closing and, after giving effect to the Transaction, such other shares which are issuable upon the exercise of all outstanding options or share purchase warrants of the Resulting Issuer, subject to compliance with the usual requirements of the TSX-V and the applicable stock option plan of the Resulting Issuer, and the resale of such Resulting Issuer Shares not being subject to any Canadian hold or restricted period (except for any Resulting Issuer Shares being subject to the TSX-V Escrow Agreement and/or any contractual escrow or restriction in the case of the Resulting Issuer Shares held by enCore, any resale that would constitute a "control distribution" as defined in National Instrument 45-102 – Resale of Securities, and any other hold or escrow periods as may be required by the TSX-V or applicable securities laws);

(j)	Verdera shall have provided such audited, unaudited and pro forma financial statements as required by the TSX-V;

(k)	no material adverse change shall have occurred in the business, results of operations, assets, liabilities, financial condition or affairs of Verdera or any of its subsidiaries, financial or otherwise, between the date of this Agreement and the completion of the Transaction;

(l)	Verdera shall provide to POCML7 such necessary legal opinions with respect to Verdera or any of its subsidiaries in relation to the Transaction, this Agreement and any Transaction documents, as typical of a transaction of this nature, satisfactory to POCML7 and its counsel, acting reasonably;

(m)	there being no legal proceedings or regulatory actions or proceedings, or to the knowledge of Verdera pending, against Verdera or any of its subsidiaries at the Closing which may, if determined against the interests of Verdera or any of its subsidiaries, have a Material Adverse Effect on Verdera;

(n)	there being no prohibition at law against the completion of the Transaction;

(o)	no inquiry or investigation (whether formal or informal) in relation to Verdera or its directors or officers, shall have been commenced or threatened by the TSX-V, any relevant securities commission or similar regulatory body having jurisdiction, such that the outcome of such inquiry or investigation could have a Material Adverse Effect on Verdera after giving effect to the Transaction;

(p)	no material breach of the covenants of Verdera contained herein in Section 3;

(q)	at the closing of the Transaction, each Principal of the Resulting Issuer shall have entered into a TSX-V Escrow Agreement, with the exception that Resulting Issuer Shares and Resulting Issuer Preferred Shares held by enCore, in the absence of being subject to a TSX-V Escrow Agreement if required by the TSX-V, will bear the appropriate legends on the certificates or statements evidencing such shares providing for a contractual twelve month escrow with 20% released on Closing and a further 20% released every three months thereafter; and

(r)	closing of the Transaction Financing on or prior to the Closing.

The conditions described above are for the exclusive benefit of POCML7 and SubCo and may be asserted by POCML7, regardless of the circumstances, or may be waived by POCML7, in its sole discretion, in whole or in part, at any time and from time to time prior to the Amalgamation without prejudice to any other rights which POCML7 and SubCo may have hereunder or at law and notwithstanding the approval of this Agreement by the shareholders of SubCo and/or Verdera.

5.3	Merger of Conditions

The conditions set out in Sections 5.1 and 5.2 hereof will be conclusively deemed to have been satisfied, waived or released on: (a) the filing by Verdera and SubCo of the Amalgamation Application with the BC Registrar; and (b) and issuance of the POCML7 Shares to Verdera Shareholders who hold Verdera Shares immediately prior to the Effective Time.

Article 6
NOTICES

6.1	Notices

All notices, requests and demands hereunder, which may or are required to be given pursuant to any provision of this Agreement, will be given or made in writing and will be delivered by e-mail as follows:

(a)	to POCML7 or SubCo, addressed to:

POCML 7 Inc.

130 King Street West, Suite 2210

Toronto, Ontario M5X 1E4

Attn: David D’Onofrio
Email:

and a copy to (which shall not constitute notice):

Irwin Lowy LLP

Attention: Chris Irwin

Email:

(b)	to Verdera, addressed to:

Verdera Energy Corp.

1200 – 750 W. Pender Street

Vancouver, BC V6C 2T8

Attn: Janet Lee Sheriff, Chief Executive Officer
Email:

and a copy to (which shall not constitute notice):

Morton Law LLP

Attention: Edward Mayerhofer, Partner

Email:

or to such other e-mail addresses as the parties may, from time to time, advise to the other parties by notice in writing. All notices, requests and demands hereunder will be deemed to have been received, if delivered by e-mail, on the next Business Day after the e-mail was sent.

Article 7
AMENDMENT AND TERMINATION OF AGREEMENT

7.1	Amendment

This Agreement may, at any time and from time to time before or after obtaining the approval of the board of directors of POCML7 or Verdera Shareholder Approval, SubCo Shareholder Approval, be amended by written agreement of POCML7 and Verdera without, subject to applicable law, further notice to or authorization on the part of their respective shareholders and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; or

(d)	waive compliance with or modify any other conditions precedent contained herein,

provided that no such amendment will change the provisions hereof regarding the consideration to be received by Verdera Shareholders without approval by such of Verdera Shareholders given in the same manner as required for the approval of the Amalgamation.

7.2	Rights of Termination

This Agreement may be terminated as follows:

(a)	where due diligence conducted by a party on the other party discloses circumstances that would make it impossible for a party to close the Transaction and such party informs the other in writing of its desire to terminate this Agreement;

(b)	by mutual agreement of POCML7 and Verdera in writing;

(c)	by either POCML7 or Verdera by notice to the other party if the Amalgamation is not completed by the Termination Date;

(d)	by POCML7, in the event of Verdera’s unfulfillment of a condition in Section 5.2 by the Termination Date, provided that POCML7 has provided Verdera notice in accordance with Section 7.3, and such unfulfilled condition remains uncured;

(e)	by Verdera, in the event of POCML7 or SubCo’s unfulfillment of a condition in Section 5.1 by the Termination Date, provided that Verdera has provided POCML7 notice in accordance with Section 7.3, and such unfulfilled condition remains uncured; or

(f)	upon the 10th Business Day after the date on which written notice by a party is given to the other party if a material adverse change has occurred in the other party or if the other party has breached any representation, warranty or covenant under this Agreement and such material adverse change or breach is not remedied to the satisfaction of the terminating party, acting reasonably, within 10 Business Days of receipt of such notice.

If this Agreement is terminated as aforesaid, the parties hereto will be released from all obligations under this Agreement other than the obligations that by their terms survive the termination of this Agreement (including the obligations with respect to privacy under Section 8.6, confidentiality under Section 8.7 and the obligations with respect to costs under Section 8.8). If this Agreement is terminated in accordance with Section 7.2(d) or 7.2(e) all rights of specific performance against the non-performing party will terminate and, unless the terminating party can show that the condition or conditions the non-performance of which has caused such party to terminate this Agreement were reasonably capable of being performed by the non-performing party, the non-performing party will also be released from all obligations hereunder, except any liability expressly contemplated hereby; and further provided that any of such conditions may be waived in full or in part by either of the parties without prejudice to its rights of termination in the event of the non-fulfilment or non-performance of any other condition.

7.3	Notice of Unfulfilled Conditions

If either of Verdera or POCML7 will determine at any time prior to the Effective Date that it intends to refuse to consummate the Amalgamation or any of the other transactions contemplated hereby because of any unfulfilled or unperformed condition contained in this Agreement on the part of the other of them to be fulfilled or performed, Verdera or POCML7, as the case may be, will so notify (in writing) the other party forthwith upon making such determination in order that such other party will have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within 10 Business Days (except that no cure period will be provided for a breach which by its nature cannot be cured or is a willful breach), but in no event later than the Termination Date.

7.4	Standstill

Verdera agrees that from the date of this Agreement until the Termination Date it will:

a)	not, nor will it permit any of its officers, directors, employees, consultants or agents (including without limitation, investment bankers, attorneys and accountants) to, directly or indirectly, solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Transaction, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or “takeover bid”, exempt or otherwise, for securities or assets of Verdera, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Transaction, including, without limitation, allowing access to any third party to conduct due diligence in respect of such activities, arrangements or transactions, nor to permit any of its officers or directors to authorize such access, except as required by statutory obligations; and in the event that Verdera, including any of its officers or directors, receives any form of offer or inquiry, Verdera will forthwith (in any event within one business day following receipt) notify POCML7 of such offer or inquiry and provide POCML7 with such details as it may request;

b)	use all reasonable commercial efforts to cause shareholders of Verdera to vote in favour of the Transaction and related matters, if such shareholder approval is required, and not to take any action contrary to, or in opposition to the Transaction;

c)	with prepare and deliver the necessary Verdera financial statements required by Government Authorities and the TSX-V in connection with the completion of the Transaction, which will include audited annual financial statements of Verdera prepared in accordance with IFRS as adopted in Canada; and

d)	subject to the provisions hereof, cooperate fully with POCML7 and SubCo, and to use all commercially reasonable efforts to assist Verdera and SubCo in its efforts to complete the Transaction.

unless such action, matter or transaction is part of the transactions contemplated in this Agreement (including without limitation, the Transaction Financing) or is satisfactory to, and is approved in writing in advance by Verdera and POCML7 or is necessary to carry on the normal course of business.

Article 8
GENERAL

8.1	Entire Agreement

The terms and provisions herein contained constitute the entire agreement between the parties with respect to the subject matter herein and will supersede all previous oral or written communications, representations, undertakings and agreements with respect to such subject matter.

8.2	Binding Effect

This Agreement will be binding upon and enure to the benefit of the parties.

8.3	Waiver and Modification

POCML7 and Verdera may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants or agreements herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. No waiver, or consent to the modification of any inaccuracy of any provision of this Agreement constitutes a waiver of or consent to any proceeding, continuing or succeeding inaccuracy of such provision or of any other provision of this Agreement. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

8.4	No Personal Liability

(a)	No director, officer, employee, or agent of Verdera will have any personal liability whatsoever to POCML7 or SubCo under this Agreement, or under any other document delivered in connection with the Amalgamation on behalf of Verdera.

(b)	No director, officer, employee, or agent of either POCML7 or SubCo will have any personal liability whatsoever to Verdera under this Agreement, or under any other document delivered in connection with the Amalgamation on behalf of POCML7.

8.5	Assignment

No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

8.6	Privacy Matters

(a)	For the purposes of this Section 8.6, the following definitions will apply:

(i)	“Applicable Privacy Laws” means any and all applicable laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including but not limited to the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law; and

(ii)	“Personal Information” means information about an individual transferred to one party by the other in accordance with this Agreement and/or as a condition of the Amalgamation.

(b)	The parties acknowledge that they are responsible for compliance at all times with Applicable Privacy Laws which govern the collection, use and disclosure of Personal Information (including the Personal Information with respect to the Verdera Shareholders) acquired by or disclosed to either party pursuant to or in connection with this Agreement (the “Disclosed Personal Information”).

(c)	Neither party will use the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the Amalgamation.

(d)	Each party acknowledges and confirms that the disclosure of Personal Information is necessary for the purposes of determining if the parties will proceed with the Amalgamation, and that the disclosure of Personal Information relates solely to the carrying on of the business and the completion of the Amalgamation.

(e)	Each party acknowledges and confirms that it has and will continue to employ appropriate technology and procedures in accordance with Applicable Laws to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of such Disclosed Personal Information.

(f)	Each party will at all times keep strictly confidential all Disclosed Personal Information provided to it, and will instruct those employees or advisors responsible for processing such Disclosed Personal Information to protect the confidentiality of such information in a manner consistent with the parties’ obligations hereunder. Each party will ensure that access to the Disclosed Personal Information will be restricted to those employees or advisors of the respective party who have a bona fide need to access to such information in order to complete the Amalgamation.

(g)	Each party will promptly notify the other party of all inquiries, complaints, requests for access, and claims of which the party is made aware in connection with the Disclosed Personal Information. The parties will fully co-operate with one another, with the Persons to whom the Disclosed Personal Information relates, and any authorized authority charged with enforcement of Applicable Privacy Laws, in responding to such inquiries, complaints, requests for access, and claims.

(h)	Upon the expiry or termination of this Agreement, or otherwise upon the reasonable request of Verdera or POCML7, the other party (and in the case of POCML7, including SubCo) will forthwith cease all use of the Disclosed Personal Information acquired by such other party in connection with this Agreement and will return to the requesting party or, at the requesting party’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies).

8.7	Confidentiality

(a)	No filing, disclosure, or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated hereby will be made by POCML7, SubCo, Verdera or their representatives without the prior written agreement of the other parties as to timing, content and method, provided that the obligations herein will not prevent any party from making, after consultation with the other parties, such disclosure as its counsel advises is required by applicable law or the rules and policies of the TSX-V.

(b)	Except as and only to the extent required by applicable law as agreed upon by the parties, a Receiving Party will not disclose or use, and it will cause its representatives not to disclose or use, any Confidential Information furnished, or to be furnished, by a Disclosing Party or its representatives to the Receiving Party or its representatives at any time or in any manner other than for purposes of evaluating the transactions proposed in this Agreement.

(c)	If this Agreement is terminated pursuant to Article 7, each Receiving Party will promptly return to the Disclosing Party or destroy any Confidential Information and any work product produced from such Confidential Information in its possession or in the possession of any of its representatives.

(d)	The terms of Sections 8.7(a), (b), (c), and (d) shall survive termination of this Agreement for a period of two years from the Termination Date.

8.8	Costs

Each of the parties will be responsible for their own costs and charges incurred with respect to the transactions contemplated herein, including all costs and charges incurred prior to the date of this Agreement and all legal and accounting fees and disbursements relating to preparing the documents relating to the transactions contemplated herein or otherwise relating to the transactions contemplated herein.

8.9	Time of Essence

Time will be of the essence of this Agreement.

8.10	Joint Best Efforts

The parties hereto agree they will use their best efforts to complete the Amalgamation prior to the Termination Date.

8.11	Survival

The representations and warranties of each of Verdera, POCML7, and SubCo contained herein will survive the execution and delivery of this Agreement and will terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Date.

8.12	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without giving effect to the principles of conflicts of laws thereof, and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of any matter arising hereunder or in connection herewith.

8.13	Severability

In the event that any provisions contained in this Agreement will be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement will continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions will survive any such declaration, and any non-enforceable provision will, to the extent permitted by law, be replaced by a provision which, being valid, comes closest to the intention underlying the invalid, illegal and unenforceable provision.

8.14	Further Assurances

Each party will, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as will be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.15	Counterparts and Electronic Copies

This Agreement may be executed in separate counterparts, and all such counterparts when taken together will constitute one agreement. The parties will be entitled to rely on delivery of an email in pdf or other electronic copy of the executed Agreement and such copy will be legally effective to create a valid and binding Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

POCML7 INC.

Per:	/s/ David D’Onofrio
Authorized Signatory

1564752 B.C. LTD.

Per:	/s/ David D’Onofrio
Authorized Signatory

VERDERA ENERGY CORP.

Per:	/s/ Janet Lee Sheriff
Authorized Signatory

[Signature Page - Amalgamation Agreement]

Schedule A

Amalgamation Application

[Attached]

Schedule B

Articles of AmalCo

[Attached]

BRITISH COLUMBIA | BC Registry Services

BC Limited Company

AMALGAMATION APPLICATION

BUSINESS CORPORATIONS ACT, section 275

Telephone: 1 877 526-1526
www.bcreg.ca

Mailing Address: PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3

Courier Address: 200 – 940 Blanshard Street
Victoria BC V8W 3E6

DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA):
Personal information provided on this form is collected, used and disclosed under the authority of the *FOIPPA* and the *Business Corporations Act* for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Manager of Registries Operations at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A INITIAL INFORMATION – *When the amalgamation is complete, your company will be a BC limited company.*

What kind of company(ies) will be involved in this amalgamation?
(Check all applicable boxes.)

- [x] BC company
- [ ] BC unlimited liability company

B NAME OF COMPANY – *Choose **one** of the following:*

- [x] The name Verdera Energy Holdings Canada Inc. is the name reserved for the amalgamated company. The name reservation number is: ______________________,

OR

- [ ] The company is to be amalgamated with a name created by adding "B.C. Ltd." after the incorporation number,

OR

- [ ] The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is:

____

The incorporation number of that company is: ______________________

C AMALGAMATION STATEMENT – *Please indicate the statement applicable to this amalgamation.*

- [ ] **With Court Approval:**
This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

- [x] **Without Court Approval:**
This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.

FORM 13 LTD (SEP 2017) Page 1

Choose of the following: Please indicate the statement applicable to this amalgamation. Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application. When the amalgamation is complete, your company will be a BC limited company. (Check all applicable boxes.) Verdera Energy Holdings Canada Inc.

D AMALGAMATION EFFECTIVE DATE – *Choose **one** of the following:*

☑ The amalgamation is to take effect at the time that this application is filed with the registrar.

☐ The amalgamation is to take effect at 12:01a.m. Pacific Time on [YYYY / MM / DD] being a date that is not more than ten days after the date of the filing of this application.

☐ The amalgamation is to take effect at ________ ☐ a.m. or ☐ p.m. Pacific Time on [YYYY / MM / DD] being a date and time that is not more than ten days after the date of the filing of this application.

E AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation's jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company's registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION'S JURISDICTION
1. Verdera Energy Corp.	BC1504206	
2. 1564752 B.C. Ltd.	BC1564752	
3.		
4.		
5.		

F FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation's jurisdiction to be filed.

☐ This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.

G CERTIFIED CORRECT – I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED YYYY / MM / DD
1. Scott Davis	X	
2. David D'Onofrio	X	
3.	X	
4.	X	
5.	X	

FORM 13 LTD (SEP 2017) Page 2

Choose of the following: Verdera Energy Corp. BC1504206 1564752 B.C. Ltd. BC1564752 Scott Davis David D'Onofrio

NOTICE OF ARTICLES

A NAME OF COMPANY

Set out the name of the company as set out in Item B of the Amalgamation Application.

Verdera Energy Holdings Canada Inc.

B TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.

C DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual's residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME	
Lee-Sheriff	Janet		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
#1221 - 1771 Robson Steet, Vancouver	BC	Canada	V6G 1C9
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
#1221 - 1771 Robson Steet, Vancouver	BC	Canada	V6G 1C9
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
Hayes	Gregory		
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
3219 - 158 Street SW, Edmonton	AB	Canada	T6W 5C9
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
3219 - 158 Street SW, Edmonton	AB	Canada	T6W 5C9
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
LAST NAME	**FIRST NAME**	**MIDDLE NAME**	
DELIVERY ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**
MAILING ADDRESS	**PROVINCE/STATE**	**COUNTRY**	**POSTAL CODE/ZIP CODE**

FORM 13 LTD (SEP 2017) Page 3

Verdera Energy Holdings Canada Inc. Lee-Sheriff Janet #1221 - 1771 Robson Steet, Vancouver BC Canada V6G 1C9 #1221 - 1771 Robson Steet, Vancouver BC Canada V6G 1C9 Hayes Gregory 3219 - 158 Street SW, Edmonton AB Canada T6W 5C9 3219 - 158 Street SW, Edmonton AB Canada T6W 5C9

D REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
1200 - 750 West Pender Street, Vancouver	BC	V6C 2T8

MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
1200 - 750 West Pender Street, Vancouver	BC	V6C 2T8

E RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
1200 - 750 West Pender Street, Vancouver	BC	V6C 2T8

MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
1200 - 750 West Pender Street, Vancouver	BC	V6C 2T8

F AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
Identifying name of class or series of shares	THERE IS NO MAXIMUM (✔)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✔)	WITH A PAR VALUE OF ($)	Type of currency	YES (✔)	NO (✔)
Common	✔		✔				✔

FORM 13 LTD (SEP 2017) Page 4

1200 - 750 West Pender Street, Vancouver V6C 2T8 1200 - 750 West Pender Street, Vancouver V6C 2T8 1200 - 750 West Pender Street, Vancouver V6C 2T8 1200 - 750 West Pender Street, Vancouver V6C 2T8 Common

ADOPTED on _________________, 202___.

♦, Director

Incorporation Number:

Articles

Of

Verdera Energy Holdings Canada Inc.

1. Interpretation		9

1.1	Definitions	9

1.2	Business Corporations Act and Interpretation Act Definitions Applicable	9

2. Shares and Share Certificates		9

2.1	Authorized Share Structure	9

2.2	Form of Share Certificate	9

2.3	Shareholder Entitled to Certificate or Acknowledgment	10

2.4	Delivery by Mail	10

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	10

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	10

2.7	Splitting Share Certificates	10

2.8	Certificate Fee	10

2.9	Recognition of Trusts	11

3. Issue of Shares		11

3.1	Directors Authorized	11

3.2	Commissions and Discounts	11

3.3	Brokerage	11

3.4	Conditions of Issue	11

3.5	Share Purchase Warrants and Rights	11

4. Share Registers		12

4.1	Central Securities Register	12

4.2	Closing Register	12

5. Share Transfers		12

5.1	Private Issuer Restrictions	12

5.2	Registering Transfers where Certificate or Acknowledgement	12

5.3	Registering Transfers where no Certificate or Acknowledgement	12

5.4	Form of Instrument of Transfer	12

5.5	Transferor Remains Shareholder	13

5.6	Signing of Instrument of Transfer	13

5.7	Enquiry as to Title Not Required	13

5.8	Transfer Agent	13

5.9	Transfer Fee	13

6. Transmission of Shares		13

6.1	Legal Personal Representative Recognized on Death	13

6.2	Rights of Legal Personal Representative	14

6.3	Registration of Legal Personal Representative	14

7. Purchase and Redemption of Shares		14

7.1	Company Authorized to Purchase or Redeem Shares	14

7.2	Purchase When Insolvent	14

7.3	Sale and Voting of Purchased Shares	14

8. Borrowing Powers		15

9. Alterations		15

9.1	Alteration of Authorized Share Structure	15

9.2	Special Rights and Restrictions	16

9.3	Change of Name	16

9.4	Other Alterations	16

10. Meetings of Shareholders		16

10.1	Annual General Meetings	16

10.2	Consent Resolution Instead of Meeting of Shareholders	16

10.3	Calling of Meetings of Shareholders	16

10.4	Notice for Meetings of Shareholders	17

10.5	A Notice of Resolution to Which Shareholders May Dissent	17

10.6	Record Date for Notice	17

10.7	Record Date for Voting	17

10.8	Failure to Give Notice and Waiver of Notice	17

10.9	Notice of Special Business at Meetings of Shareholders	18

10.10	Location of Meetings of Shareholders	18

11. Proceedings at Meetings of Shareholders		18

11.1	Special Business	18

11.2	Majority Required for a Special Resolution	19

11.3	Quorum	19

11.4	Other Persons May Attend	19

11.5	Requirement of Quorum	19

11.6	Lack of Quorum	19

11.7	Lack of Quorum at Succeeding Meeting	19

11.8	Chair	19

11.9	Selection of Alternate Chair	20

11.10	Adjournments	20

11.11	Notice of Adjourned Meeting	20

11.12	Decisions by Show of Hands, Verbal Statements, or Poll	20

11.13	Declaration of Result	20

11.14	Motion Need Not be Seconded	20

11.15	Casting Vote	20

11.16	Manner of Taking Poll	21

11.17	Demand for Poll on Adjournment	21

11.18	Chair Must Resolve Dispute	21

11.19	Casting of Votes	21

11.20	No Demand for Poll on Election of Chair	21

11.21	Demand for Poll Not to Prevent Continuance of Meeting	21

11.22	Retention of Ballots and Proxies	21

12. Votes of Shareholders		22

12.1	Number of Votes by Shareholder or by Shares	22

12.2	Votes of Persons in Representative Capacity	22

12.3	Votes by Joint Holders	22

12.4	Legal Personal Representatives as Joint Shareholders	22

12.5	Representative of a Corporate Shareholder	22

12.6	Proxy Provisions Do Not Apply to All Companies	23

12.7	Appointment of Proxy Holders	23

12.8	Alternate Proxy Holders	23

12.9	When Proxy Holder Need Not Be Shareholder	23

12.10	Deposit of Proxy	23

12.11	Validity of Proxy Vote	24

12.12	Form of Proxy	24

12.13	Revocation of Proxy	24

12.14	Revocation of Proxy Must Be Signed	24

12.15	Production of Evidence of Authority to Vote	25

13. Directors		25

13.1	First Directors; Number of Directors	25

13.2	Change in Number of Directors	25

13.3	Directors’ Acts Valid Despite Vacancy	25

13.4	Qualifications of Directors	25

13.5	Remuneration of Directors	26

13.6	Reimbursement of Expenses of Directors	26

13.7	Special Remuneration for Directors	26

13.8	Gratuity, Pension or Allowance on Retirement of Director	26

14. Election and Removal of Directors		26

14.1	Election at Annual General Meeting	26

14.2	Consent to be a Director	26

14.3	Failure to Elect or Appoint Directors	27

14.4	Places of Retiring Directors Not Filled	27

14.5	Directors May Fill Casual Vacancies	27

14.6	Remaining Directors’ Power to Act	27

14.7	Shareholders May Fill Vacancies	27

14.8	Additional Directors	27

14.9	Ceasing to be a Director	28

14.10	Removal of Director by Shareholders	28

14.11	Removal of Director by Directors	28

14.12	Nominations Of Directors	28

15. Alternate Directors		31

15.1	Appointment of Alternate Director	31

15.2	Notice of Meetings	31

15.3	Alternate for More Than One Director Attending Meetings	31

15.4	Consent Resolutions	31

15.5	Alternate Director Not an Agent	32

15.6	Revocation of Appointment of Alternate Director	32

15.7	Ceasing to be an Alternate Director	32

15.8	Remuneration and Expenses of Alternate Director	32

16. Powers and Duties of Directors		32

16.1	Powers of Management	32

16.2	Appointment of Attorney of Company	32

16.3	Setting the Remuneration of Auditors	32

17. Disclosure of Interests Of Directors And Officers		33

17.1	Obligation to Account for Profits	33

17.2	Restrictions on Voting by Reason of Interest	33

17.3	Interested Director Counted in Quorum	33

17.4	Disclosure of Conflict of Interest or Property	33

17.5	Director Holding Other Office in the Company	33

17.6	No Disqualification	33

17.7	Professional Services by Director or Officer	33

17.8	Director or Officer in Other Corporations	33

18. Proceedings of Directors		34

18.1	Meetings of Directors	34

18.2	Voting at Meetings	34

18.3	Chair of Meetings	34

18.4	Meetings by Telephone or Other Communications Medium	34

18.5	Calling of Meetings	34

18.6	Notice of Meetings	34

18.7	When Notice Not Required	35

18.8	Meeting Valid Despite Failure to Give Notice	35

18.9	Waiver of Notice of Meetings	35

18.10	Quorum	35

18.11	Validity of Acts Where Appointment Defective	35

18.12	Consent Resolutions in Writing	35

19. Executive and Other Committees		36

19.1	Appointment and Powers of Executive Committee	36

19.2	Appointment and Powers of Other Committees	36

19.3	Obligations of Committees	36

19.4	Powers of Board	36

19.5	Committee Meetings	37

20. Officers		37

20.1	Directors May Appoint Officers	37

20.2	Functions, Duties and Powers of Officers	37

20.3	Qualifications	37

20.4	Remuneration and Terms of Appointment	37

21. Indemnification		38

21.1	Definitions	38

21.2	Mandatory Indemnification of Eligible Parties	38

21.3	Indemnification of Other Persons	38

21.4	Non-Compliance with Business Corporations Act	38

21.5	Company May Purchase Insurance	38

22. Dividends		39

22.1	Payment of Dividends Subject to Special Rights	39

22.2	Declaration of Dividends	39

22.3	No Notice Required	39

22.4	Record Date	39

22.5	Manner of Paying Dividend	39

22.6	Settlement of Difficulties	39

22.7	When Dividend Payable	39

22.8	Dividends to be Paid in Accordance with Number of Shares	39

22.9	Receipt by Joint Shareholders	40

22.10	Dividend Bears No Interest	40

22.11	Fractional Dividends	40

22.12	Payment of Dividends	40

22.13	Capitalization of Retained Earnings or Surplus	40

23. Documents, Records and Reports		40

23.1	Recording of Financial Affairs	40

23.2	Inspection of Accounting Records	40

24. Notices		41

24.1	Method of Giving Notice	41

24.2	Deemed Receipt of Mailing	41

24.3	Certificate of Sending	41

24.4	Notice to Joint Shareholders	41

24.5	Notice to Legal Personal Representatives and Trustees	42

24.6	Undelivered Notices	42

25. Seal		42

25.1	Who May Attest Seal	42

25.2	Sealing Copies	42

25.3	Mechanical Reproduction of Seal	42

26. Mechanical Reproductions of Signatures		43

26.1	Instruments may be Mechanically Signed	43

26.2	Definitions of Instruments	43

27. Prohibitions		43

27.1	Definitions	43

27.2	Application	44

27.3	Consent Required for Transfer of Shares or Designated Securities	44

Province of British Columbia

Business Corporations Act

Articles of Verdera Energy Holdings Canada Inc.

(the “Company”)

1.	Interpretation

1.1	Definitions

In these Articles, unless the context otherwise requires:

(a)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(b)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(c)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(d)	“legal personal representative” means the personal or other legal representative of the shareholder;

(e)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(f)	“seal” means the seal of the Company, if any;

(g)	“solicitor of the Company” means any partner, associate or articled student of the law firm retained by the Company in respect of the matter in connection with which the term is used.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to and form a part of these Articles. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	Shares and Share Certificates

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company shall be in such form as the directors may determine and approve and must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Shares may be issued without a share certificate or written acknowledgment. Upon request, however, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	Issue of Shares

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(1)	past services performed for the Company;

(2)	property; or

(3)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	Share Registers

4.1	Central Securities Register

The Company must maintain a central securities register in accordance with the provisions of the Business Corporations Act. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

5.	Share Transfers

5.1	Private Issuer Restrictions

The provisions of Article 27 shall apply to any proposed transfer of a share of the Company.

5.2	Registering Transfers where Certificate or Acknowledgement

A transfer of a share of the Company for which a share certificate has been issued or for which the shareholder has received a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(a)	an instrument of transfer, duly executed by the transferor or a duly authorized attorney of the transferor, in respect of the share;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment; and

(d)	such other evidence, if any, as the directors or the transfer agent may require to prove the title of the transferor or his duly authorized attorney or the right to transfer the shares, and the right of the transferee to have the transfer registered.

5.3	Registering Transfers where no Certificate or Acknowledgement

A transfer of a share of the Company for which a share certificate has not been issued or for which the shareholder has not received a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate (for example, where shares are issued in book-only form), must not be registered unless the requirements for transfer as approved by the directors have been met.

5.4	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.5	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.6	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.7	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.8	Transfer Agent

The Company may appoint one or more trust companies or agents as its transfer agent for the purpose of issuing, countersigning, registering, transferring and certifying the shares and share certificates of the Company.

5.9	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	Transmission of Shares

6.1	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative of the shareholder, in the case of shares registered in the shareholders’ name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative

Subject to Article 6.1, on death or bankruptcy, the legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

6.3	Registration of Legal Personal Representative

Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Company as the Business Corporations Act requires, or who becomes entitled to a share as a result of an order of a court of competent jurisdiction or a statute, has the right either to be registered as a shareholder in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

7.	Purchase and Redemption of Shares

7.1	Company Authorized to Purchase or Redeem Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms the directors determine. The Company may, by a resolution of directors, cancel any of its shares purchased by the Company, and upon the cancellation of such shares the number of issued shares shall be reduced accordingly.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share purchased, redeemed or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

8.	Borrowing Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of directors or otherwise and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the directors may determine.

9.	Alterations

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(a)	either by directors’ resolution or by ordinary resolution, at the election of the directors in their sole discretion:

(1)	create one or more classes or series of shares or, if none of the shares of a class are allotted or issued, eliminate that class of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

i	decrease the par value of those shares; or

ii	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares;

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act; or

(b)	by ordinary resolution otherwise alter its shares or authorized share structure;

and alter its Articles and Notice of Articles accordingly.

9.2	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by ordinary resolution:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	by ordinary resolution vary or delete any special rights or restrictions attached to the shares of any class or series, whether or not any or all of those shares have been issued and alter its Articles and Notice of Articles accordingly.

9.3	Change of Name

The Company may by directors’ resolution or by ordinary resolution, in each case as determined by the directors, authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

The Company, save as otherwise provided by these Articles and subject to the Business Corporations Act, may:

(a)	by directors’ resolution or by ordinary resolution, in each case as determined by the directors, authorize alterations to the Articles that are procedural or administrative in nature or are matters that pursuant to these Articles are solely within the directors’ powers, control or authority; and

(b)	if the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10.	Meetings of Shareholders

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and thereafter must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Consent Resolution Instead of Meeting of Shareholders

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution and any notice of a general meeting, class meeting or series meeting or to consider approving the adoption of an amalgamation agreement, the approval of any amalgamation into a foreign jurisdiction or the approval of any arragement), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by directors’ resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.5	A Notice of Resolution to Which Shareholders May Dissent

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent and a copy of the proposed resolution at lease the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(1)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(2)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10	Location of Meetings of Shareholders

The Company will hold meetings of shareholders in British Columbia, subject to the directors, by resolution, approving a location for such meetings outside of British Columbia.

11.	Proceedings at Meetings of Shareholders

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(1)	business relating to the conduct of or voting at the meeting;

(2)	consideration of any financial statements of the Company presented to the meeting;

(3)	consideration of any reports of the directors or auditor;

(4)	the setting or changing of the number of directors;

(5)	the election or appointment of directors;

(6)	the appointment of an auditor;

(7)	the setting of the remuneration of an auditor;

(8)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(9)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Majority Required for a Special Resolution

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one person who is a shareholder, or who is otherwise permitted to vote shares of the Company at a meeting of shareholders pursuant to these articles, present in person or by proxy.

11.4	Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any solicitor for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.5	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.6	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.7	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.6(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.8	Chair

The following individuals are entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; or

(b)	if no chair of the board exists or is present and willing to act as chair of the meeting, the president of the Company; or

(c)	if the chair of the board, and the president of the Company are absent or unwilling to act as chair of the meeting, the solicitor of the Company.

11.9	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, and the solicitor of the Company is absent or unwilling to act as chair of the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.10	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.11	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.12	Decisions by Show of Hands, Verbal Statements, or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy. In determining the result of a vote by show of hands, shareholders present by telephone or other communications medium in which all shareholders and proxy holders entitled to attend and participate in voting at the meeting are able to communicate with each other, may indicate their vote verbally or, otherwise in such manner as clearly evidences their vote and is accepted by the chair of the meeting.

11.13	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.12, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.14	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.15	Casting Vote

In case of an equality of votes either on a show of hands or on a poll, the chair of a meeting of shareholders will not have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.16	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(1)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(2)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.17	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.18	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.19	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.20	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.21	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.22	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	Votes of Shareholders

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(1)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(1)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(2)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless:

(a)	the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a company or a representative of a company appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(b)	the person is a director, officer or the solicitor of the Company.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): _____________________

Signed [month, day, year]

______________________

[Signature of shareholder]

______________________

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	Directors

13.1	First Directors; Number of Directors

If the Company is not a pre-existing company under the Business Corporations Act, the first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to paragraphs (b) and (c), the number of directors that is equal to the number of the Company’s first directors if applicable;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(1)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(2)	the number of directors set under Article 14.4;

(c)	if the Company is not a public company, the most recently set of:

(1)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(2)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(b)(1) or 13.1(c)(1):

(a)	the shareholders may contemporaneously elect or appoint the directors up to that number; and

(b)	subject to Article 14.8, if the shareholders do not contemporaneously elect or appoint the number of directors set resulting in vacancies, then the directors may appoint, or failing which the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	Election and Removal of Directors

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors set under these Articles from time to time; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(a)	when his or her successor is elected or appointed; and

(b)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, then failing the filling of any vacancies as set forth in Article 14.6, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing provided to the Company or a solicitor for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

14.12	Nominations Of Directors

(a)	This Article 14.12 only applies to the Company if and for so long as it is a public company.

(b)	Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(1)	by or at the direction of the board, including pursuant to a notice of meeting;

(2)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(3)	by any person who:

(i)	at the close of business on the date of the giving of the notice provided for in this Article 14.12 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns one or more shares that are entitled to be voted at such meeting; and

(ii)	complies with the notice procedures set forth below in this Article 14.12,

(a “Nominating Shareholder”).

(c)	In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company, if any, or such other officer of the Company acting in that capacity, at the principal executive offices of the Company.

(d)	To be timely, a Nominating Shareholder’s notice under Article 14.12(c) must be made:

(1)	in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders, provided that (i) if the Company chooses to use notice and access to deliver meeting materials, the time frame will be not less than 40 and no more than 65 days; and (ii) if the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the meeting was made (the “Notice Date”), notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(2)	in the case of a special meeting of shareholders which is not also an annual meeting, and is called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the Notice Date.

In no event shall any adjournment or postponement of a meeting of shareholders, or the announcement of an adjournment or postponement, commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(e)	To be in proper written form, a Nominating Shareholder’s notice under Article 14.12(c) must set forth:

(1)	for each person whom the Nominating Shareholder proposes to nominate for election as a director:

(i)	the name, age, business address and residential address of the person;

(ii)	the principal occupation or employment of the person;

(iii)	the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the date of the notice and as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred); and

(iv)	any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below); and

(2)	for the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below).

(f)	The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(g)	No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 14.12, provided, however, that nothing in this Article 14.12 shall be deemed to preclude discussion by a shareholder at a meeting of shareholders of any matter, other than the nomination of directors, in respect of which the shareholder would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this Article 14.12 and, if any proposed nomination is not in compliance with this Article 14.12, to declare that such defective nomination shall be disregarded.

(h)	For purposes of this Article 14.12:

(1)	“public announcement” shall mean disclosure in:

(i)	a press release reported by a national news service in Canada; or

(ii)	a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval (SEDAR), or such other electronic disclosure service as the Company is required to utilize for the filing of continuous disclosure documents pursuant to Applicable Securities Laws; and

(2)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such legislation, and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(i)	Notice given under Article 14.12(c) may only be given by personal delivery, facsimile transmission or email, and shall be deemed to have been given and made at the time it is sent to the secretary of the Company, if any, or such other officer of the Company acting in that capacity, by:

(1)	personal delivery to the address of the principal executive offices of the Company;

(2)	facsimile transmission, at such facsimile number as stipulated from time to time for the purposes of this notice by the secretary of the Company, if any, or such other officer of the Company acting in that capacity, and provided that receipt of confirmation of such transmission has been received; or

(3)	email, at such email address as stipulated from time to time for the purposes of this notice by the secretary of the Company, if any, or such other officer of the Company acting in that capacity, and provided that receipt of confirmation of such transmission has been received.

If such delivery or electronic communication is made on a day which is a not a business day in Vancouver, British Columbia, or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(j)	Notwithstanding any other provision of this Article 14.12, the board may, in its sole discretion, waive any requirement of this Article 14.12.

15.	Alternate Directors

15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(a)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(b)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(d)	has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(a)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(b)	the alternate director dies;

(c)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a solicitor for the Company;

(d)	the alternate director ceases to be qualified to act as a director; or

(e)	his or her appointor revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.	Powers and Duties of Directors

16.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.3	Setting the Remuneration of Auditors

The directors may from time to time set the remuneration of the auditors of the Company.

17.	Disclosure of Interests Of Directors And Officers

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.	Proceedings of Directors

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(c)	any other director chosen by the directors if:

(1)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(2)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(3)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(a)	in person;

(b)	by telephone; or

(c)	with the consent of all directors, by other communications medium;

if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the president, secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director. Attendance of a director or alternate director is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is no less than half of the directors then in office or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, e-mail or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.	Executive and Other Committees

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

19.5	Committee Meetings

Subject to Article 19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.	Officers

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.	Indemnification

21.1	Definitions

In this Article 21:

(a)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(b)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(1)	is or may be joined as a party; or

(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(c)	“expenses” has the meaning set out in the Business Corporations Act.

21.2	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or, these Articles or, if applicable, any former Companies Act or former Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, alternate director, officer, employee or agent of the Company;

(b)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.	Dividends

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the registered address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

23.	Documents, Records and Reports

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.	Notices

24.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(1)	for a record mailed to a shareholder, the shareholder’s registered address;

(2)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(3)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(1)	for a record delivered to a shareholder, the shareholder’s registered address;

(2)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(3)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient; and

(f)	delivery in such other manner as may be approved by the directors and reasonably evidenced.

24.2	Deemed Receipt of Mailing

A notice, statement, report or other record that is:

(a)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, (Saturdays, Sundays and holidays excepted), following the date of mailing;

(b)	faxed to a person to the fax number provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(c)	e-mailed to a person to the e-mail address provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.

24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(1)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(2)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(2) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6	Undelivered Notices

If any record sent to a shareholder pursuant to Article 24.1 is returned on two consecutive occasions because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

25.	Seal

25.1	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

25.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

25.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.	Mechanical Reproductions of Signatures

26.1	Instruments may be Mechanically Signed

The signature of any officer, director, registrar, branch registrar, transfer agent or branch transfer agent of the Company, unless otherwise required by the Business Corporations Act or by these Articles, may, if authorized by the directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and any instrument on which the signature of any such person is so reproduced shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold the office that he is stated on such instrument to hold at the date or issue of such instrument.

26.2	Definitions of Instruments

The term "instrument" as used in Article 26.1 shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligations, shares and share warrants of the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.

27.	Prohibitions

27.1	Definitions

In this Article 27:

(a)	“designated security” means:

(1)	a voting security of the Company;

(2)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(3)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(b)	“security” has the meaning assigned in the Securities Act (British Columbia);

(c)	“voting security” means a security of the Company that:

(1)	is not a debt security, and

(2)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

27.2	Application

Article 27.3 does not apply to the Company if and for so long as it is a:

(a)	public company; or

(b)	a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

27.3	Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.